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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated April 1, 2005 relating to the consolidated financial statements of Origen Financial, Inc. for the periods ended December 31, 2004 and 2003 and for Origen Financial L.L.C., for the periods ended October 7, 2003 and December 31, 2002 contained in the Post Effective Amendment No. 1 on Form S-11 (Registration No. 333-112520). We consent to the use of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP

Southfield, Michigan
May 9, 2005